UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2010

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8551 (Commission File Number)	22-1851059 (I.R.S. Employer Identification No.)

110 West Front Street

P.O. Box 500

Red Bank, New Jersey 07701

(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)        On January 21, 2010, Hovnanian Enterprises, Inc. (the “Company”) announced that Thomas Pellerito, 62, has been appointed to the new role of Chief Operating Officer of the Company. Since joining the Company in connection with the Company’s acquisition of Washington Homes, Inc. in 2001, Mr. Pellerito has served as a group President overseeing homebuilding operations in certain of the Company’s Mid-Atlantic and Southeast segments (excluding Florida). Before joining the Company, Mr. Pellerito was the President of homebuilding operations and Chief Operating Officer of Washington Homes, Inc.

The financial terms of Mr. Pellerito’s employment as Chief Operating Officer include: (1) an annual base salary of $500,000, (2) an annual bonus set by the Chief Executive Officer of the Company, after consultation with the compensation committee of the Board of Directors of the Company (the “Compensation Committee”), (3) stock grants and other awards to be determined in the discretion of the Compensation Committee and (4) a $24,000 annual automobile travel allowance. In addition to the foregoing, Mr. Pellerito will be entitled to participate in employee benefit programs in which other senior executive officers of the Company generally participate.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)
By:	/s/ Peter S. Reinhart
Name: Peter S. Reinhart
Title: Senior Vice President, General Counsel and Secretary

Date: January 27, 2010

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